SUB-ADMINISTRATION AGREEMENT

     THIS AGREEMENT is made as of this 1st day of April, 2003, by and between BACAP Distributors, LLC, a North Carolina limited liability (the "Administrator"), BACAP Alternative Multi-Strategy Fund, LLC, a Delaware limited liability company (the "Fund"), and SEI Investments Global Funds Services, a Delaware business trust (the "Sub-Administrator").

     WHEREAS, the Fund has entered into an Administration Agreement, dated April 1, 2003, (the "Administration Agreement"), with the Fund, a registered, non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") consisting of limited liability company interests ("Interests"); and

     WHEREAS, the Fund and the Administrator desire the Sub-Administrator to provide, and the Sub-Administrator is willing to provide, administrative and accounting services on the terms and conditions hereinafter set forth herein;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund, the Administrator and the Sub-Administrator (each, a "Party" and together, the "Parties") hereby agree as follows:

     ARTICLE 1. Retention of the Sub-Administrator. The Fund and the Administrator hereby retain the Sub-Administrator to furnish the Fund (through the provision of services to the Administrator) with accounting and administrative services as set forth in this Agreement, and the Sub-Administrator hereby accepts such employment. The Sub-Administrator shall be deemed to be an independent contractor for all purposes herein.

     ARTICLE 2. Administrative and Accounting Services. The Sub-Administrator shall perform or supervise the performance by others of the accounting and administrative services set forth in Schedule A hereto (the "Services") in accordance with the service level standards set forth in Schedule B hereto. In performing its duties under this Agreement, the Sub-Administrator will act in accordance with the Fund's governing documents and Prospectus as they may be amended (provided copies are delivered to the Sub-Administrator). The Sub-Administrator shall be obligated to exercise reasonable care and diligence in the performance of its duties hereunder and to act in good faith in performing the Services. The Sub-Administrator (i) shall not have or be required to have any authority to supervise the investment or reinvestment of the securities or other properties which comprise the assets of the Fund and (ii) shall not provide any investment advisory services to the Administrator or the Fund, and shall have no liability related to the foregoing. The Sub-Administrator shall provide the Administrator with all necessary office space, equipment, personnel, compensation and facilities (including facilities for Interestholders' and Board of Managers' meetings) for providing the Fund with the Services. The Sub-Administrator may sub-contract with third parties to perform certain of the services to be performed by the Sub-Administrator hereunder; provided, however, that the Sub-Administrator notify the Administrator and shall remain as responsible to the Administrator and the Fund for the acts and omissions of such other entities as if the Sub-Administrator had itself performed those acts or omissions. In meeting its duties hereunder, the Sub-Administrator shall have the general authority to do all acts deemed in the Sub-Administrator's reasonable good faith belief to be necessary and proper to perform its obligations under this Agreement.

     ARTICLE 3. Allocation of Charges and Expenses.

     (A) The Sub-Administrator. The Sub-Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Sub-Administrator shall also pay all compensation, if any, of officers of the Fund who are affiliated persons of the Sub-Administrator or any affiliated corporation of the Sub-Administrator; provided, however, that unless otherwise specifically provided, the Sub-Administrator shall not be obligated to pay the compensation of any employee of the Fund or the Administrator retained by the Managers of the Fund to perform services on behalf of the Fund who is not an affiliated person of the Sub-Administrator or any affiliated corporation of the Sub-Administrator.

     (B) Fund Expenses. The Fund assumes and shall pay or cause to be paid all expenses of the Fund not otherwise allocated in this Agreement, including, without limitation, organizational costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation and tender offer materials and notices to existing Interestholders, all expenses incurred in connection with issuing and redeeming Interests, the costs of pricing services, the costs of custodial services, the cost of initial and ongoing registration of the Interests under Federal and state securities laws, fees and out-of-pocket expenses of Managers who are not affiliated persons of the Sub-Administrator or any affiliated corporation of the Sub-Administrator, the costs of Managers' meetings, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of service providers to the Fund. The Administrator shall reimburse the Sub-Administrator for the reasonable out-of-pocket expenses incurred by the Sub-Administrator in the performance of its duties, and reasonable copying, postage, telephone, and fax charges.

     ARTICLE 4. Compensation of the Sub-Administrator. The Administrator shall pay to the Sub-Administrator compensation at the annual rate specified in Schedule C to this Agreement until this Agreement is terminated in accordance with Article 6. Such compensation shall be calculated and accrued monthly, and paid to the Sub-Administrator monthly, within 30 days of month-end,. Sub-Administrator shall be entitled to charge and/or set-off such amounts against any account of the Administrator. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Sub-Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Sub-Administrator's compensation for the preceding month shall be made promptly.

     ARTICLE 5. Limitation of Liability of the Sub-Administrator. The duties of the Sub-Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Sub-Administrator hereunder. The Sub-Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. (As used in this Article 5, the term "Sub-Administrator" shall include officers, employees and other agents of the Sub-Administrator as well as that entity itself.) UNDER NO CIRCUMSTANCES SHALL THE SUB-ADMINISTRATOR BE LIABLE TO THE FUND OR THE ADMINISTRATOR FOR CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES.

     The Fund agrees to indemnify, defend and hold harmless the Sub-Administrator and its affiliates, including their respective officers, directors, agents and employees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under the Federal securities laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which the Sub-Administrator takes relating to its duties hereunder; provided, however, that neither the Sub-Administrator nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by the
Sub-Administrator's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of the Sub-Administrator's activities under this Agreement.

     The Sub-Administrator agrees to indemnify, defend and hold harmless the Fund, including its officers, directors, agents and employees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under the Federal securities laws and any state and foreign securities and blue sky laws) caused by the Sub-Administrator's or its affiliates' willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of the Sub-Administrator's activities under this Agreement.

     The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

     The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. If in any case a Party hereunder is asked to indemnify or hold (the "Indemnifying Party") the other Party harmless (the "Indemnified Party," the Indemnified Party shall promptly notify and advise the Indemnifying Party of the pertinent facts concerning the situation in question, and the Indemnified Party will use all reasonable care to identify and notify the Indemnifying Party in writing promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification, but failure to do so shall not affect the rights hereunder.

     The Indemnifying Party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Indemnifying Party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, whose approval shall not be unreasonably withheld. In the event that the Indemnifying Party elects to assume the defense of any suit and retain counsel, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it. If the Indemnifying Party does not elect to assume the defense of a suit, it will reimburse the Indemnified Party for the fees and expenses of any counsel retained by the Indemnified Party.

     The Indemnified Party may apply to the Indemnifying Party at any time (i) for instructions and (ii) to consult counsel for the Indemnifying Party, or its own counsel and with the Indemnifying Party's accountants and other experts, with respect to any matter arising in connection with the Indemnified Party's duties. The Indemnified Party shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

     Also, the Indemnified Party shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Nor shall the Indemnified Party be held to have notice of any change of authority of any officers, employee or agent of the Indemnifying Party until receipt of written notice thereof from the Indemnifying Party.

     Nothing herein shall make the Indemnified Party liable for the performance or omissions of unaffiliated third parties not under the Indemnified Party's reasonable control such as, by way of example and not limitation, custodians, investment advisers or sub-advisers, postal or delivery services, telecommunications providers and processing and settlement services.

     The Sub-Administrator is entitled to rely on the price information provided by the underlying funds into which the Fund invests, brokers and custodians or, if the Fund's valuation committee has determined that an underlying fund should be valued differently than the price or prices provided by the underlying fund, brokers or custodians, the price provided by the Fund's valuation committee, in order to calculate the Fund's net asset value (and the value of Interestholders' capital accounts based upon such valuation) and the Sub-Administrator shall not be liable for any valuation errors resulting from the use of such information.

     ARTICLE 6. Duration and Termination of this Agreement. This Agreement shall become effective on the date set forth in Schedule C hereto and shall remain in effect for the full duration of the Initial Term as set forth in Schedule C, and shall continue indefinitely thereafter unless terminated in accordance with the provisions of this Article 6. This Agreement may be terminated only: (a) by the Fund or the Administrator at or after the end of the Initial Term on 90 days' prior written notice; (b) by the Sub-Administrator at or after the end of the Initial Term on 180 days' prior written notice, (c) by any Party hereto on such date as is specified in written notice given by the terminating Party, in the event of a material breach of this Agreement by the other Party, provided the terminating Party has notified the other Party of such material breach at least 45 days prior to the specified date of termination and the breaching Party has not remedied such breach by the specified date; or (d) effective upon the liquidation of the Fund. For purposes of this paragraph, the term "liquidation" shall mean a transaction in which the assets of the Fund are sold or otherwise disposed of and proceeds therefrom are distributed in cash to the Interestholders in complete liquidation of the interests of such Interestholders in the Fund.

     ARTICLE 7. Activities of the Sub-Administrator. The Services of the Sub-Administrator are not to be deemed to be exclusive. The Sub-Administrator is free to render the Services to others and to have other businesses and interests.

     ARTICLE 8. Confidentiality. The Sub-Administrator agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Administrator and the Fund and its Interestholders received by the Sub-Administrator in connection with this Agreement, including any non-public personal information as defined in Regulation S-P, and that it shall not use or disclose any such information except as reasonably necessary to carry out the terms of this Agreement; provided, however, that Sub-Administrator may disclose such information as required by law or after prior notification to and approval in writing by the Administrator or the Fund, which approval may not be withheld where the Sub-Administrator may be exposed to civil or criminal contempt proceedings or penalties for failure to comply.

     ARTICLE 9. Certain Records. The Sub-Administrator shall maintain all records required by applicable law in connection with its duties as specified in this Agreement including, but not limited to, those records set forth in Rules 31a-1 and 31a-2 under the 1940 Act, and such other records as may be customary for the Administrator or Sub-Administrator for a registered investment company to maintain. Any records required to be maintained and preserved pursuant to applicable law and regulation which are prepared or maintained by the Sub-Administrator on behalf of the Administrator shall be prepared and maintained at the expense of the Sub-Administrator, but shall be the property of the Fund and promptly will be made available to or surrendered to the Fund on request.

     In case of any request or demand for the inspection of such records by another Party, the Sub-Administrator shall notify the Administrator and follow the Administrator's instructions as to permitting or refusing such inspection; provided that the Sub-Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, provided that the Administrator is given notice of such exhibition to the extent permitted by law (as determined by the Sub-Administrator in its sole discretion) and unless (in cases involving potential exposure only to civil liability) the Administrator has agreed to indemnify the Sub-Administrator against such liability.

     ARTICLE  10.  Compliance  with  Governmental  Rules  and  Regulations.  The
Sub-Administrator undertakes to comply with applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Sub-Administrator hereunder including any applicable anti-money laundering laws and regulations.

     ARTICLE 11. Internet Access. Data and information may be made electronically accessible to the Administrator and the Fund and its adviser and/or sub-adviser(s) through Internet access to one or more links provided by the Sub-Administrator ("Web Links"). All rights in Web Links (including text and "look and feel" attributes) are owned by the Sub-Administrator. Any commercial use of the content or any other aspect of Web Link requires the written permission of the Sub-Administrator. Use of the Web Links by the Administrator and the Fund or its agents will be subject to any terms of use set forth on the web site. All Web Links and the information (including text, graphics and functionality) in the Web Links is presented "As Is" and "As Available" without express or implied warranties including, but not limited to, implied warranties of non-infringement, merchantability and fitness for a particular purpose. The Sub-Administrator neither warrants that the Web Links will be uninterrupted or error free, nor guarantees the accessibility, reliability, performance, timeliness, sequence, or completeness of information provided on the Web Links.

     ARTICLE 12. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the Party against which enforcement of such change or waiver is sought. The Sub-Administrator agrees that the fees stated herein are equal to or better than the prices being offered to all other registered "hedge fund of funds" customers of the Sub-Administrator of equal or smaller size and complexity and whose business relationship with the Sub-Administrator is substantially similar to the Administrator's and Fund's (a "Like Customer"). If at any time during the term of this Agreement, the Sub-Administrator grants a Like Customer more favorable prices than set forth in this Agreement, the Sub-Administrator shall promptly notify the Administrator and the Administrator shall, as of the effective date of such favorable prices, receive the more favorable price, in the Administrator's sole discretion.

     ARTICLE 13. Assignment. This Agreement shall not be assignable by any Party without the prior written consent of the other Parties.

     ARTICLE 14. Agreement for Sole Benefit of the Parties. This Agreement is for the sole and exclusive benefit of the Parties and will not be deemed to be for the direct or indirect benefit of the clients or customers of the Sub-Administrator or the Administrator. The clients or customers of the Sub-Administrator or the Administrator will not be deemed to be third party beneficiaries of this Agreement nor to have any other contractual relationship with the Sub-Administrator by reason of this Agreement.

     ARTICLE 15. Waiver. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by written instrument executed by such Party. No failure of a Party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such Party to demand full and exact compliance with the terms of this Agreement.

     ARTICLE 16. Notice. Any notice required or permitted to be given by a Party to another Party shall be deemed sufficient if sent by registered or certified mail, federal express (or substantially similar delivery service), postage prepaid, addressed by the Party giving notice to the other Party at the last address furnished by the other Party to the Party giving notice: if to the Administrator or the Fund, at Banc of America Capital Management, Bank of America Plaza, NC1-002-33-31, 101 South Tryon Street, Charlotte, NC 28255, Attention, Chief Administrative Officer and Legal Department; and if to the Sub-Administrator, Attention: General Counsel, One Freedom Valley Drive, Oaks, Pennsylvania, 19456.

     ARTICLE 17. Force Majeure. No breach of any obligation of a Party to this Agreement will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without gross negligence of the Party otherwise chargeable with breach or default, including without limitation: work action or strike; lockout or other labor dispute; flood; war; riot; theft; earthquake or natural disaster, provided that the Party relying on this provision must have maintained a commercially reasonable disaster recovery plan which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. A Party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other Party prompt notice of the facts which constitute such cause; promptly take reasonable steps to mitigate the adverse effects of the cause on the other Parties; and, when the cause ceases to exist, give prompt notice thereof to the other Party.

     ARTICLE 18. Equipment Failures. In the event of equipment failures beyond the Sub-Administrator's control, the Sub-Administrator, at no additional cost to the Fund or Administrator, promptly shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto, provided that the Sub-Administrator has developed and will maintain a commercially reasonable plan for recovery from equipment failures which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available and that such loss or interruption is not caused by the Sub-Administrator's willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

     ARTICLE 19. Definitions of Certain Terms. The term "affiliated person," when used in this Agreement, shall have the meaning specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     ARTICLE 20. Headings. All Article headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the contract requires.

     ARTICLE 21. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles therof, and the applicable provisions of applicable Federal law. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of applicable Federal law, the latter shall control.

     ARTICLE 22. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     ARTICLE  23.  Binding  Agreement.   This  Agreement,  and  the  rights  and
obligations of the parties hereunder, shall be binding on, and inure to the benefit of, the parties and their respective successors and assigns.

     ARTICLE 24. Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC

By: /s/ Robert B. Carroll
    ---------------------
Name:  Robert B. Carroll
Title: Secretary


BACAP DISTRIBUTORS, LLC

By: /s/ Edward D. Bedard
    --------------------
Name:  Edward D. Bedard
Title: Senior Vice President &
       Chief Operating Officer


SEI INVESTMENTS GLOBAL FUNDS SERVICES

By: /s/ Stephen Meyer
    -----------------
Name:  Stephen Meyer
Title: VP

                                   SCHEDULE A
                    Listing of Registered Hedge Fund Services

Administrative Services:

1)   Strategic Planning and Product Development:

     o    Assist in the development of new product structures.

     o    Discuss marketing strategies and distribution plans.

2)   Coordinate Preparation of Semi-annual Financial Statements:

     o    Complete  semi-annual  financial  statements and file with the SEC via
          EDGAR

     o    Coordinate annual audits of financial statements.

     o    Send financial statements to investors.

     o    Provide certification required by Sarbanes-Oxley.

3)   Coordinate Annual Fund Audits:

     o    Liaison with Fund auditors.

     o    Complete all necessary audit assistance schedules.

     o    Coordinate audit timetables.

4)   Legal Support Services:

     o Coordinate with the Fund's counsel on drafting, reviewing and filing registration statements and tender offers, and coordinate printing and delivery of prospectus and tender offers if necessary.

     o    Consult on Fund regulatory issues.

     o    Consult on Fund legal issues.

     o    Consult on anti-money laundering and Patriot Act legislation.

     o Coordinate as necessary the registration or qualification of Interests of the Fund with appropriate state securities authorities.

     o Manage the tender offer process, including coordinating with outside service provider to distribute tender offers, track Interestholder responses and tabulate tender offer results.

     o Assist the Fund in handling and responding to routine regulatory examinations with respect to records retained or services provided by the Sub-Administrator, and coordinate with the Fund's legal counsel in responding to any non-routine regulatory matters with respect to such matters.

     o Provide such fund accounting and financial reports in connection with quarterly meetings of the Board of Managers as the Board may reasonably request.

5)   Fund Performance Reporting:

     o    Calculate monthly net rates of return.

     o Provide comparisons of performance information to relevant benchmarks as defined by Administrator.

     o Provide performance information to third-party service providers and other-designated third parties as defined by the Administrator.

6)   Compliance Monitoring and Regulatory Filings:

     o To the extent that information is available, perform secondary review of Fund compliance with the investment restrictions detailed in the Fund's prospectus and SAI.

     o Assist in the monitoring of the Fund's compliance by providing the Fund with such data and reports as may be agreed to from time to time by the Fund and Sub-Administrator.

7)   Income and Expense Reviews:

     o    Prepare expense budgets.

     o    Set expense accruals.

     o    Monitor Fund expense limitations/caps, if necessary.

     o    Approve and authorize payment of expenses.

8)   Partnership Tax Services (U.S. Partnerships):

     o    Coordinate completion of partnership tax return (Form 1065).

     o    Coordinate completion of Form K-1 for individual partners.

     o    Coordinate completion of aggregate tax allocations.

     o    Track book-to-tax differences in the accounting records.

     o    Assist outside tax experts as appropriate.

     o Sub-Administrator will sign-off Form K-1 and Form 1065 for fee of $15,000.

9)   Subscription Documents for investments in underlying funds

     o Complete, to the extent possible, all information in the Fund's subscription documents based upon information provided by the advisor. The completed documents will be sent to the Advisor for final review/approval/sign-off.

Accounting Services:

1)   Calculate Net Asset Value Per Share:

     o    Compute the Fund's Net Asset Value in accordance the Fund's N-2.

     o Update the monthly market value of investments held by the Fund in accordance with the policies and procedures determined by the Fund's Board of Managers.

     o    Maintain Fund's general ledger.

     o    Review individual security price variations

2)   Determine and Report Cash Availability to the Investment Manager:

     o    Provide  manager  with   intra-month   hard  copy  cash   availability
          projections.

     o Prepare and complete bank/prime broker reconciliation's, including notifying the appropriate agent of any unusual reconciling items.

3)   Partnership Accounting Record:

     o Allocate investment income to individual Interestholder accounts ratably, in accordance with U.S. Internal Revenue Code. Provide Fund with detail.

     o Allocate realized capital gains/losses to each Interestholder ratably, in accordance with U.S. Internal Revenue Code.

     o Allocate unrealized gains/losses to each Interestholder ratably, in accordance with U.S. Internal Revenue Code.

     o Allocate all special items, including performance related fees and Fund expenses ratably, in accordance with U.S. Internal Revenue Code.

4)   Reconcile and Record All Expense Accruals:

     o Prepare and monitor accruals and notify an officer of the fund for proposed adjustments.

     o Accrue expenses based upon budget either as a percentage of Fund's net assets or specific dollar amounts.

     o    Monitor expense limitations, if applicable.

     o Accrue and calculate amortization of organizational expenses, if applicable.

     o    Accrue and calculate distribution expense, if applicable.

5) Monitor Individual Investments for Cash Dividends, Corporate Actions and Capital Changes (splits, spin-offs, etc), if applicable:

     o    Monitor     information     received    from    independent    pricing
          agents/administrators and verify were possible.

     o Interface with the custody agent/prime broker to monitor timely collection and postings of corporate actions, dividends, etc.

     o    Provide   mark-to-market   analysis   for   currency   exchange   rate
          fluctuations on unsettled dividends and other cash corporate actions.

6)   Enter All Security Transactions into the Accounting Records:

     o Receive and record all transaction information provided by the investment manager.

     o Verify individual security settlements with the custody agent/prime broker.

     o    Maintain a security ledger of transactions.

     o Maintain individual tax lots for each security purchase/sale. o Determine realized gains or losses on security trades.

8)   Enter All Investor Transactions into the Accounting Records:

     o    Process all activity identified on the transfer agent's records.

     o    Verify individual settlements with the custody agent/prime broker.

     o    Reconcile  all  outstanding   share/Interestholder   balances  to  the
          transfer agent's records.

9)   Review Custody Agent's/Prime Broker's/Escrow Statements:

     o    Reconcile cash and currency balances.

     o    Reconcile all security positions via automated systems.

     o    Reconcile all interest and dividend receivable balances.

10) Submit Accounting Reports to the Investment Manager/Client (additional reports readily available):

     o Portfolio Valuation (listing of individual holdings, cost basis, market value, unrealized appreciation/depreciation and percentage of portfolio).

     o    Net Asset Value Calculation.

     o    Expense Summary.

     o    Income Statement.

     o    Balance Sheet.

Investor Servicing & Transfer Agency:

1)   Processing of Investor Activity:

     o    Process new issues, subscriptions, and redemptions.

     o    Instruct money movements pertaining to investor transactions.

     o    Interface with the custody agent.

     o    Confirm transactions to Interestholders and/or distributors.

     o Retain correspondence and other information pertaining to the investor register.

2)   Reporting of Investor Activity:

     o Mail or otherwise distribute account statements, notices of meetings and reports to Interestholders of record.

     o Provide fund accountants with reports and other shareholder activity information.

3)   Maintain Fund Investor Records:

     o    Maintain the investor register.

     o    Maintain investor files.

     o    Provide  liaison  with   independent   auditors  for  transfer  agency
          inspection.

4)   Regulatory Assistance:

     o Review draft prospectuses/offering documents and investor applications and provide advice and recommendations regarding compliance issues and operational considerations.

5)   Investor Support Services:

     o    Address investor inquiries.

     o    Maintain  a  "script"  for  the  Fund   approved  by  the  client  for
          information that may be disseminated to Fund investors upon request.

     o Fulfill and track investor document requests (offering documents, subscription documents, and partnership agreements).

     o Send out partner confirmations as necessary, as well as statement as determined by the Fund.

                                   SCHEDULE B

[Information to be provided]

                                   SCHEDULE C

Fees & Expenses

The following represents an indicative fee schedule based upon our current understanding of the registered hedge fund of fund products to be advised by Bank of America

Administration and Accounting Services (monthly valuation):

Asset Based Fees - calculated on the net assets of the Fund
-----------------------------------------------------------
Asset Level                        Registered Fund of Funds
-----------------------------------------------------------
First $350 million                           7BP
-----------------------------------------------------------
Next $1.150 billion                          4BP
-----------------------------------------------------------
In excess of $1.5 billion                    3 BP
-----------------------------------------------------------
Year 1 minimum                         $60,000 per fund
-----------------------------------------------------------


Investor Servicing Fee
-----------------------------------------------------------
                                   Registered Fund of Funds
-----------------------------------------------------------
Annual investor account                $28 per account
charge
-----------------------------------------------------------
New investor setup charge               $15 per setup
-----------------------------------------------------------
Tax Return Fee                           $15,000 per
-----------------------------------------------------------
Fulfillment                             At cost/Gcom*
-----------------------------------------------------------
Other SEI Fulfillment *                    At cost
-----------------------------------------------------------

Unregistered Funds fees included under separate administration agreement

* No service currently factored in offering. Fulfillment will either be provided by BofA or outsourced to GCom.

Fulfillment and warehousing kit request:

To be determined

Notes:

All reasonable out of pocket expenses (i.e., banking & wire transfer fees, blue-sky fees, fulfillment charges, pricing service fees, postage, registration fees, facsimile and telephone charges) incurred by Sub-Administrator on behalf of the Fund would be billed to the Fund quarterly in arrears.

Term: This Agreement shall become effective on April 1, 2003 ("Effective Date") and shall remain in effect through March 31, 2005 ("Initial Term") unless and until this Agreement is terminated in accordance with the provisions of Article 6 hereof.

                               [END OF SCHEDULE C]

03564.0004 #495047